Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE – 4/19/2022

Equity Bancshares, Inc. Reports First Quarter Results, Continued Organic Growth

Company’s expanding banking franchise earns net income of $15.7 million, sustains momentum following fourth quarter acquisitions

WICHITA, Kansas, April 19, 2022 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “the Company”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported net income of $15.7 million and $0.93 earnings per diluted share for the quarter ended March 31, 2022.

“I’m pleased with the entrepreneurial spirit of our bankers, including our market leaders, bank leaders and our support and operations teams for their collaboration and their continued focus on our customers,” said Brad Elliott, Chairman and CEO. “We began 2022 as a franchise of nearly 70 bank locations in our four-state network and we’ve continued to sustain momentum in our first quarter with customers by being responsive and open, and providing additional products and services to our new communities.”

“Our first quarter reflects our approach as a brand, providing sophisticated and innovative solutions delivered with trusted expertise of bankers dedicated to local communities,” said Mr. Elliott. “As we continue to review opportunities to expand our brand via merger, our service and sales teams continue to boost organic growth, by delivering new solutions each and every day to our customers.”

Notable Items:

•

During the first quarter, the Company realized period over period growth in loans held for investment of 14.53% excluding the impact of PPP assets, effectively deploying excess cash balances from the end of the year into higher yielding asset classes.

•

The Company realized economic benefit of $5.7 million from the American State Bancshares and Almena State Bank acquisitions during the quarter as specific credits saw improvement resulting in release of specific reserves generated against these assets.  In addition to the release of specific reserves, the Company also reversed repurchase obligations associated with certain of these assets further benefiting income by $500 thousand.

•

The Company continued to successfully manage our problem asset portfolio to positive outcomes for the Company and its shareholders.  As compared to December 31, 2021, all non-performing ratios have improved in excess of 30%, while classified assets to regulatory capital has fallen to 17.1%, its lowest level since December 31, 2015.

•

The Company continued to position itself in the event of the realization of losses following economic turmoil domestically due in part to inflation and monetary policy as well as geopolitical concerns arising from Russia’s actions in Ukraine.

•

The Company continued to emphasize investor returns through repurchase of 384,383 shares during the quarter, at an average price of $32.21, as well as the continuation of our quarterly dividend program at $0.08 per share.  Under the currently active repurchase program, the Company is authorized to purchase an additional 482,744 shares.

Equity Bancshares, Inc.

PRESS RELEASE – 4/19/2022

Financial Results for the Quarter Ended March 31, 2022

Net income allocable to common stockholders was $15.7 million, or $0.93 per diluted share, for the three months ended March 31, 2022, as compared to $10.5 million, or $0.61 per diluted share, for the three months ended December 31, 2021, an increase of $5.2 million.  The increase for the first quarter of 2022 is primarily due to increases in loan and investment security interest income of $1.4 million and $545 thousand, respectively, and decreases in non-interest expenses of $8.6 million.

Net Interest Income

Net interest income was $39.3 million for the three months ended March 31, 2022, as compared to $37.2 million for the three months ended December 31, 2021, an increase of $2.1 million, or 5.6%.  The increase was mainly due to increasing yields on interest-earning assets with relatively unchanged yields on interest-bearing liabilities.  Loans were responsible for the majority of the increase in interest income, with a $14.5 million increase in average balance and a 25 basis point increase in yield.  The cost of time deposits fell by 9 basis points during the quarter, moving from 0.56% at December 31, 2021 to 0.47% at March 31, 2022. Total yield on interest-earning assets increased 24 basis points, while total cost of interest-bearing liabilities decreased 2 basis points.

Provision for Credit Losses

During the three months ended March 31, 2022, there was a net release of $412 thousand from the allowance for credit losses recognized through the provision for credit losses as compared to a net release of $2.1 million from the allowance for credit losses for the three months ended December 31, 2021.  The net release of allowance for credit losses was mainly driven by decreases in specific reserves on purchased credit deteriorated loans due to improvement in credit quality during the quarter. Offsetting the reduction in allowance for loans specifically analyzed for impairment was an increase in general reserves driven by increasing loan balances as well as perceived risk associated with near term economic turmoil including significant inflation, supply chain concerns which are potentially exacerbated by geopolitical issues, and uncertainty around the impact of monetary policy on consumers and businesses.  For the three months ended March 31, 2022, we had net charge-offs of $362 thousand as compared to $7.9 million for the three months ended December 31, 2021.

Non-Interest Income

Total non-interest income was $9.0 million for the three months ended March 31, 2022, as compared to $9.2 million for the three months ended December 31, 2021, or a decrease of 1.9%, quarter over quarter.  The decrease was due to decreased income from the valuation of bank-owned life insurance of $195 thousand, insurance commissions and fees of $157 thousand, and mortgage banking revenue of $160 thousand, partially offset by an increase in fee income and other of $152 thousand and an increase of $104 thousand of income related to derivative transactions in the quarter ending March 31, 2022.

Non-Interest Expense

Total non-interest expense for the quarter ended March 31, 2022, was $29.5 million as compared to $38.1 million for the quarter ended December 31, 2021. The $8.6 million change was primarily due to decreases in merger expenses of $4.2 million and other non-interest expense of $3.0 million. The comparative change in other non-interest expense was primarily driven by a release of reserve for unfunded commitments of $1.0 million and a reduction in the cost of our solar investments of an additional $900 thousand.

Asset Quality

As of March 31, 2022, Equity’s allowance for credit losses to total loans had remained constant at 1.5%, as compared to December 31, 2021.  Nonperforming assets were $37.5 million as of March 31, 2022, or 0.7% of total assets, compared to $66.0 million at December 31, 2021, or 1.3% of total assets.  Non-accrual loans were $20.7 million at March 31, 2022, as

Equity Bancshares, Inc.

PRESS RELEASE – 4/19/2022

compared to $29.4 million at December 31, 2021. Total classified assets, including loans rated special mention or worse, other real estate owned and other repossessed assets were $94.2 million, or 17.1% of regulatory capital, down from $138.5 million, or 25.3% of regulatory capital as of December 31, 2021.

During the quarter ended March 31, 2022, non-performing assets decreased $28.5 million due to decreases in non-accrual loans of $8.7 million and other repossessed assets of $20.0 million. The decrease in non-accrual loans was largely due to $8.2 million in loans upgraded to accrual status during the quarter due to repayment performance and improvements in specific credit concerns. The change in other repossessed assets was primarily due to the sale of a group of assets that were moved to other repossessed assets in the fourth quarter of 2021.

Regulatory Capital

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 11.8%, the total capital to risk-weighted assets was 15.7% and the total leverage ratio was 9.1% at March 31, 2022.  At December 31, 2021, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 12.0%, the total capital to risk-weighted assets ratio was 16.0% and the total leverage ratio was 9.1%.

The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 13.7%, a ratio of total capital to risk-weighted assets of 14.9% and a total leverage ratio of 10.0% at March 31, 2022.  At December 31, 2021, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 14.0%, the ratio of total capital to risk-weighted assets was 15.3% and the total leverage ratio was 10.1%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions.  Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended.  To improve the comparability of the ratio to our peers, non-core items are excluded.  To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses.  Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.  Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization.  These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity.  Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company.  Other companies may calculate and define their non-GAAP financial measures and supplemental data differently.  A reconciliation of GAAP financial

Equity Bancshares, Inc.

PRESS RELEASE – 4/19/2022

measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity Chairman and Chief Executive Officer, Brad Elliott, and Executive Vice President and Chief Financial Officer, Eric Newell, will hold a conference call and webcast to discuss the 2022 first quarter results on Wednesday, April 20, 2022, at 10:00 a.m. eastern time, 9:00 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at investor.equitybank.com. On Wednesday, April 20, 2022, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 1392188.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until April 27, 2022, accessible at (855) 859-2056 with conference ID no. 1392188 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2022, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results

Equity Bancshares, Inc.

PRESS RELEASE – 4/19/2022

may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Quarterly Consolidated Statements of Income
•	Table 2. Consolidated Balance Sheets
•	Table 3. Selected Financial Highlights
•	Table 4. Quarter-To-Date Net Interest Income Analysis
•	Table 5. Quarter-Over-Quarter Net Interest Income Analysis
•	Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE – 4/19/2022

TABLE 1. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Interest and dividend income
Loans, including fees	$36,306	$34,942	$37,581	$33,810	$31,001
Securities, taxable	5,391	4,754	3,920	3,523	3,799
Securities, nontaxable	655	747	655	717	724
Federal funds sold and other	300	349	290	268	288
Total interest and dividend income	42,652	40,792	42,446	38,318	35,812
Interest expense
Deposits	1,722	1,939	1,881	2,025	2,410
Federal funds purchased and retail repurchase agreements	33	32	24	26	22
Federal Home Loan Bank advances	9	14	10	80	65
Subordinated debt	1,599	1,592	1,556	1,557	1,556
Total interest expense	3,363	3,577	3,471	3,688	4,053

Net interest income	39,289	37,215	38,975	34,630	31,759
Provision (reversal) for credit losses	(412)	(2,125)	1,058	(1,657)	(5,756)
Net interest income after provision (reversal) for credit losses	39,701	39,340	37,917	36,287	37,515
Non-interest income
Service charges and fees	2,522	2,471	2,360	2,169	1,596
Debit card income	2,628	2,633	2,574	2,679	2,350
Mortgage banking	562	722	801	848	935
Increase in value of bank-owned life insurance	865	1,060	1,169	676	601
Net gain on acquisition	—	—	—	663	(78)
Net gains (losses) from securities transactions	40	8	381	—	17
Other	2,405	2,305	546	2,065	1,291
Total non-interest income	9,022	9,199	7,831	9,100	6,712
Non-interest expense
Salaries and employee benefits	15,068	15,119	13,588	12,769	12,722
Net occupancy and equipment	3,170	2,967	2,475	2,327	2,368
Data processing	3,769	3,867	3,257	3,474	2,663
Professional fees	1,171	1,565	1,076	999	1,073
Advertising and business development	976	1,129	760	799	682
Telecommunications	470	435	439	512	580
FDIC insurance	180	360	465	425	415
Courier and postage	423	389	344	327	369
Free nationwide ATM cost	501	515	519	513	472
Amortization of core deposit intangibles	1,050	1,080	1,030	1,030	1,034
Loan expense	185	308	207	181	238
Other real estate owned	(1)	617	(342)	(468)	5
Loss on debt extinguishment	—	—	372	—	—
Merger expenses	323	4,562	4,015	460	152
Other	2,174	5,176	2,484	2,458	2,108
Total non-interest expense	29,459	38,089	30,689	25,806	24,881
Income (loss) before income tax	19,264	10,450	15,059	19,581	19,346
Provision for income taxes (benefit)	3,614	(16)	3,286	4,415	4,271
Net income (loss) and net income (loss) allocable to common stockholders	$15,650	$10,466	$11,773	$15,166	$15,075
Basic earnings (loss) per share	$0.94	$0.62	$0.82	$1.06	$1.04
Diluted earnings (loss) per share	$0.93	$0.61	$0.80	$1.03	$1.02
Weighted average common shares	16,652,556	16,865,167	14,384,302	14,356,958	14,464,291

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PRESS RELEASE – 4/19/2022

Weighted average diluted common shares	16,869,152	17,141,174	14,669,312	14,674,838	14,734,083

Equity Bancshares, Inc.

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TABLE 2. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ASSETS
Cash and due from banks	$89,764	$259,131	$141,645	$138,869	$136,190
Federal funds sold	286	823	673	452	498
Cash and cash equivalents	90,050	259,954	142,318	139,321	136,688
Interest-bearing time deposits in other banks	—	—	—	—	249
Available-for-sale securities	1,352,894	1,327,442	1,157,423	1,041,613	998,100
Loans held for sale	1,575	4,214	4,108	6,183	8,609
Loans, net of allowance for credit losses(1)	3,194,987	3,107,262	2,633,148	2,763,227	2,740,215
Other real estate owned, net	9,897	9,523	10,267	10,861	10,559
Premises and equipment, net	103,168	104,038	90,727	90,876	90,322
Bank-owned life insurance	120,928	120,787	103,431	103,321	102,645
Federal Reserve Bank and Federal Home Loan Bank stock	19,890	17,510	14,540	18,454	15,174
Interest receivable	16,923	18,048	15,519	15,064	16,655
Goodwill	54,465	54,465	31,601	31,601	31,601
Core deposit intangibles, net	13,830	14,879	12,963	13,993	15,023
Other	100,016	99,509	47,223	33,702	30,344
Total assets	$5,078,623	$5,137,631	$4,263,268	$4,268,216	$4,196,184
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$1,255,793	$1,244,117	$984,436	$992,565	$972,364
Total non-interest-bearing deposits	1,255,793	1,244,117	984,436	992,565	972,364
Savings, NOW and money market	2,511,478	2,522,289	2,092,849	2,035,496	2,074,261
Time	612,399	653,598	585,492	659,494	587,905
Total interest-bearing deposits	3,123,877	3,175,887	2,678,341	2,694,990	2,662,166
Total deposits	4,379,670	4,420,004	3,662,777	3,687,555	3,634,530
Federal funds purchased and retail repurchase agreements	48,199	56,006	39,137	47,184	40,339
Federal Home Loan Bank advances	50,000	—	—	9,208	9,926
Subordinated debt	96,010	95,885	88,030	87,908	87,788
Contractual obligations	17,307	17,692	18,771	4,469	4,856
Interest payable and other liabilities	35,422	47,413	36,804	18,897	20,930
Total liabilities	4,626,608	4,637,000	3,845,519	3,855,221	3,798,369
Commitments and contingent liabilities
Stockholders’ equity
Common stock	204	203	178	176	175
Additional paid-in capital	480,106	478,862	392,321	389,394	387,939
Retained earnings	102,632	88,324	79,226	68,625	53,459
Accumulated other comprehensive income, net of tax	(50,012)	1,776	9,475	13,450	12,019
Treasury stock	(80,915)	(68,534)	(63,451)	(58,650)	(55,777)
Total stockholders’ equity	452,015	500,631	417,749	412,995	397,815
Total liabilities and stockholders’ equity	$5,078,623	$5,137,631	$4,263,268	$4,268,216	$4,196,184

(1) Allowance for credit losses	$47,590	$48,365	$52,763	$51,834	$55,525

Equity Bancshares, Inc.

PRESS RELEASE – 4/19/2022

TABLE 3. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Loans Held For Investment by Type
Commercial real estate	$1,552,134	$1,486,148	$1,308,707	$1,261,214	$1,218,537
Commercial and industrial	629,181	567,497	569,513	732,126	820,736
Residential real estate	613,928	638,087	490,633	503,110	438,503
Agricultural real estate	198,844	198,330	138,793	129,020	134,944
Agricultural	150,077	166,975	93,767	97,912	93,764
Consumer	98,413	98,590	84,498	91,679	89,256
Total loans held-for-investment	3,242,577	3,155,627	2,685,911	2,815,061	2,795,740
Allowance for credit losses	(47,590)	(48,365)	(52,763)	(51,834)	(55,525)
Net loans held for investment	$3,194,987	$3,107,262	$2,633,148	$2,763,227	$2,740,215

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.47%	1.53%	1.96%	1.84%	1.99%
Past due or nonaccrual loans to total loans	0.82%	1.18%	2.78%	2.09%	2.30%
Nonperforming assets to total assets	0.74%	1.28%	1.74%	1.56%	1.67%
Nonperforming assets to total loans plus other real estate owned	1.15%	2.07%	2.76%	2.36%	2.50%
Classified assets to bank total regulatory capital	17.12%	25.34%	24.25%	23.20%	26.45%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,397,421	$1,330,267	$1,061,178	$986,986	$947,453
Total gross loans receivable	3,195,787	3,181,279	2,748,202	2,853,145	2,736,918
Interest-earning assets	4,715,389	4,713,817	4,005,509	3,964,633	3,891,140
Total assets	5,108,120	5,068,278	4,275,298	4,231,439	4,143,752
Interest-bearing deposits	3,163,777	3,101,657	2,702,040	2,656,052	2,690,159
Borrowings	160,094	165,941	132,581	171,658	139,360
Total interest-bearing liabilities	3,323,871	3,267,598	2,834,621	2,827,710	2,829,519
Total deposits	4,393,879	4,342,732	3,686,169	3,624,950	3,577,625
Total liabilities	4,615,521	4,505,232	3,852,419	3,827,400	3,748,114
Total stockholders' equity	492,599	563,046	422,879	404,039	395,638
Tangible common equity*	422,418	501,860	376,544	356,705	347,262

Performance ratios
Return on average assets (ROAA) annualized	1.24%	0.82%	1.09%	1.44%	1.48%
Return on average assets before income tax and provision for loan losses*	1.50%	0.65%	1.50%	1.70%	1.33%
Return on average equity (ROAE) annualized	12.88%	7.37%	11.05%	15.06%	15.45%
Return on average equity before income tax and provision for loan losses*	15.52%	5.87%	15.12%	17.79%	13.93%
Return on average tangible common equity (ROATCE) annualized*	15.85%	8.97%	13.27%	17.98%	18.57%
Yield on loans annualized	4.61%	4.36%	5.43%	4.75%	4.59%
Cost of interest-bearing deposits annualized	0.22%	0.25%	0.28%	0.31%	0.36%
Cost of total deposits annualized	0.16%	0.18%	0.20%	0.22%	0.27%
Net interest margin annualized	3.38%	3.13%	3.86%	3.50%	3.31%
Efficiency ratio*	60.36%	72.25%	56.65%	58.85%	64.18%
Non-interest income / average assets	0.72%	0.72%	0.73%	0.86%	0.66%
Non-interest expense / average assets	2.34%	2.98%	2.85%	2.45%	2.44%

Capital Ratios
Tier 1 Leverage Ratio	9.07%	9.09%	9.02%	8.88%	8.73%

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PRESS RELEASE – 4/19/2022

Common Equity Tier 1 Capital Ratio	11.81%	12.03%	12.39%	12.41%	12.53%
Tier 1 Risk Based Capital Ratio	12.43%	12.67%	12.90%	12.93%	13.08%
Total Risk Based Capital Ratio	15.66%	15.96%	16.63%	16.74%	17.02%
Total stockholders' equity to total assets	8.90%	9.74%	9.80%	9.68%	9.48%
Tangible common equity to tangible assets*	7.63%	8.48%	8.82%	8.68%	8.44%
Dividend payout ratio	8.60%	13.05%	9.96%	0.00%	0.00%
Book value per common share	$27.47	$29.87	$29.08	$28.76	$27.66
Tangible book value per common share*	$23.24	$25.65	$25.90	$25.51	$24.34
Tangible book value per diluted common share*	$22.95	$25.22	$25.42	$24.98	$23.87

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE – 4/19/2022

TABLE 4. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	March 31, 2022			March 31, 2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$575,563	$7,761	5.47%	$803,012	$9,234	4.66%
Commercial real estate	1,190,128	13,451	4.58%	971,825	11,441	4.77%
Real estate construction	342,536	3,299	3.91%	255,677	2,178	3.45%
Residential real estate	632,581	5,665	3.63%	394,329	4,452	4.58%
Agricultural real estate	202,145	2,663	5.34%	140,875	1,696	4.88%
Agricultural	149,676	2,316	6.28%	94,787	1,037	4.44%
Consumer	103,158	1,151	4.53%	76,413	963	5.11%
Total loans	3,195,787	36,306	4.61%	2,736,918	31,001	4.59%
Securities
Taxable securities	1,285,942	5,391	1.70%	839,349	3,799	1.84%
Nontaxable securities	111,479	655	2.38%	108,104	724	2.72%
Total securities	1,397,421	6,046	1.75%	947,453	4,523	1.94%
Federal funds sold and other	122,181	300	1.00%	206,769	288	0.56%
Total interest-earning assets	$4,715,389	42,652	3.67%	$3,891,140	35,812	3.73%
Interest-bearing liabilities
Savings, NOW and money market deposits	$2,534,102	996	0.16%	$2,079,057	971	0.19%
Time deposits	629,675	726	0.47%	611,102	1,439	0.96%
Total interest-bearing deposits	3,163,777	1,722	0.22%	2,690,159	2,410	0.36%
FHLB advances	9,943	9	0.38%	10,013	65	2.63%
Other borrowings	150,151	1,632	4.41%	129,347	1,578	4.95%
Total interest-bearing liabilities	$3,323,871	3,363	0.41%	$2,829,519	4,053	0.58%

Net interest income		$39,289			$31,759
Interest rate spread			3.26%			3.15%

Net interest margin (2)			3.38%			3.31%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE – 4/19/2022

TABLE 5. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	March 31, 2022			December 31, 2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$575,563	$7,761	5.47%	$601,103	$6,971	4.60%
Commercial real estate	1,190,128	13,451	4.58%	1,187,747	13,732	4.59%
Real estate construction	342,536	3,299	3.91%	315,774	3,062	3.85%
Residential real estate	632,581	5,665	3.63%	618,057	5,174	3.32%
Agricultural real estate	202,145	2,663	5.34%	206,462	2,919	5.61%
Agricultural	149,676	2,316	6.28%	151,589	1,929	5.05%
Consumer	103,158	1,151	4.53%	100,547	1,155	4.56%
Total loans	3,195,787	36,306	4.61%	3,181,279	34,942	4.36%
Securities
Taxable securities	1,285,942	5,391	1.70%	1,209,826	4,754	1.56%
Nontaxable securities	111,479	655	2.38%	120,441	747	2.46%
Total securities	1,397,421	6,046	1.75%	1,330,267	5,501	1.64%
Federal funds sold and other	122,181	300	1.00%	202,271	348	0.68%
Total interest-earning assets	$4,715,389	42,652	3.67%	$4,713,817	40,791	3.43%
Interest-bearing liabilities
Savings, NOW and money market deposits	$2,534,102	996	0.16%	$2,418,492	978	0.16%
Time deposits	629,675	726	0.47%	683,165	962	0.56%
Total interest-bearing deposits	3,163,777	1,722	0.22%	3,101,657	1,940	0.25%
FHLB advances	9,943	9	0.38%	18,197	15	0.32%
Other borrowings	150,151	1,632	4.41%	147,744	1,624	4.36%
Total interest-bearing liabilities	$3,323,871	3,363	0.41%	$3,267,598	3,579	0.43%

Net interest income		$39,289			$37,212
Interest rate spread			3.26%			3.00%

Net interest margin (2)			3.38%			3.13%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE – 4/19/2022

TABLE 6. NON-GAAP FINANCIAL MEASURES (Unaudited)

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

Total stockholders' equity	$452,015	$500,631	$417,749	$412,995	$397,815
Less: goodwill	54,465	56,609	31,601	31,601	31,601
Less: core deposit intangibles, net	13,830	14,879	12,963	13,993	15,023
Less: mortgage servicing asset, net	251	276	—	—	—
Less: naming rights, net	1,076	1,087	1,098	1,109	1,119
Tangible common equity	$382,393	$427,780	$372,087	$366,292	$350,072
Common shares issued at period end	16,454,966	16,779,029	14,365,785	14,360,172	14,383,913
Diluted common shares outstanding at period end	16,662,779	17,050,115	14,637,306	14,664,603	14,668,287
Book value per common share	$27.47	$29.84	$29.08	$28.76	$27.66
Tangible book value per common share	$23.24	$25.49	$25.90	$25.51	$24.34
Tangible book value per diluted common share	$22.95	$25.09	$25.42	$24.98	$23.87

Total assets	$5,078,623	$5,139,775	$4,263,268	$4,268,216	$4,196,184
Less: goodwill	54,465	56,609	31,601	31,601	31,601
Less: core deposit intangibles, net	13,830	14,879	12,963	13,993	15,023
Less: mortgage servicing asset, net	251	276	—	—	—
Less: naming rights, net	1,076	1,087	1,098	1,109	1,119
Tangible assets	$5,009,001	$5,066,924	$4,217,606	$4,221,513	$4,148,441
Total stockholders' equity to total assets	8.90%	9.74%	9.80%	9.68%	9.48%
Tangible common equity to tangible assets	7.63%	8.44%	8.82%	8.68%	8.44%

Total average stockholders' equity	$492,599	$563,023	$422,879	$404,039	$395,638
Less: average intangible assets	70,181	61,209	46,335	47,334	48,376
Average tangible common equity	$422,418	$501,814	$376,544	$356,705	$347,262
Net income (loss) allocable to common stockholders	$15,650	$10,466	$11,773	$15,166	$15,075
Amortization of intangible assets	1,085	1,116	1,040	1,041	1,045
Less: tax effect of intangible assets amortization	228	234	218	219	219
Adjusted net income (loss) allocable to common stockholders	$16,507	$11,348	$12,595	$15,988	$15,901
Return on total average stockholders' equity (ROAE) annualized	12.88%	7.37%	11.05%	15.06%	15.45%
Return on average tangible common equity (ROATCE) annualized	15.85%	8.97%	13.27%	17.98%	18.57%

Non-interest expense	$29,459	$38,089	$30,689	$25,806	$24,881
Less: merger expense	323	4,562	4,015	460	152
Non-interest epense, excluding merge expense and loss on debt extinguishment	$29,136	$33,527	$26,674	$25,346	$24,729
Net interest income	$39,289	$37,215	$38,975	$34,630	$31,759
Non-interest income	9,022	9,199	7,831	9,100	6,712
Less: net gain on acquisition	—	—	—	663	(78)
Less: net gains (losses) from securities transactions	40	8	381	—	17
Non-interest income, excluding gains (losses) from securities transactions	$8,982	$9,191	$7,450	$8,437	$6,773
Net interest income plus non-interest income, excluding net gain on acquisition and net gains (losses) from securities transactions	$48,271	$46,406	$46,425	$43,067	$38,532
Non-interest expense to net interest income plus non-interest income	60.98%	82.06%	65.57%	59.01%	64.67%
Efficiency ratio	60.36%	72.25%	57.46%	58.85%	64.18%
Net income (loss) allocable to common stockholders	$15,650	$10,466	$11,773	$15,166	$15,075
Add: income tax provision	3,614	(16)	3,286	4,415	4,271

Equity Bancshares, Inc.

PRESS RELEASE – 4/19/2022

Add: provision (reversal) of credit losses	(412)	(2,125)	1,058	(1,657)	(5,756)
Adjusted net income	$18,852	$8,325	$16,117	$17,924	$13,590
Total average assets	$5,108,120	$5,068,301	$4,275,298	$4,231,439	$4,143,752
Total average stockholders' equity	$492,599	$563,023	$422,879	$404,039	$395,638
Return on average assets (ROAA) annualized	1.24%	0.82%	1.09%	1.44%	1.48%
Adjusted return on average assets	1.50%	0.65%	1.50%	1.70%	1.33%
Adjusted return on average equity	15.52%	5.87%	15.12%	17.79%	13.93%